Exhibit 10.49.1

Execution Copy
PURCHASE AND CONTRIBUTION AGREEMENT
Dated as of September 30, 1997
Between
THE CONNECTICUT LIGHT AND POWER COMPANY
As Seller

and

CL&P RECEIVABLES CORPORATION

as Purchaser


TABLE OF CONTENTS

PRELIMINARY STATEMENTS

ARTICLE I      DEFINITIONS
SECTION 1.01.  Certain Defined Terms
Adverse Claim
Affiliate
Alternate Base Rate
Business Day
Collection Agent
Collection Agent Fee
Collections
Contract
Contributed Receivable
Credit and Collection Policy
Debt
Defaulted Receivable
Deferred Purchase Price
Designated Account
Discount
ERISA
Event of Termination
Facility
Facility Termination Date
Inactive Account
Incipient Event of Termination
Indemnified Amounts
Invested Amount
Obligor
Original Purchase Agreement
Outstanding Balance
Person
Public Disclosure Documents
Purchase
Purchase Date
Purchased Receivable
Receivable
Regulatory Authority
Related Security
Sale Agreement
Seller Report
Settlement Date
Settlement Period
Significant Subsidiary
Sold Receivable
Subsidiary
Tariffs
Transferred Receivable
UCC
SECTION 1.02.  Other Terms

ARTICLE II     AMOUNTS AND TERMS OF PURCHASES AND
               CONTRIBUTIONS
SECTION 2.01.  Facility
SECTION 2.02.  Making Purchases
SECTION 2.03.  Collections
SECTION 2.04.  Settlement Procedures
SECTION 2.05.  Payments and Computations, Etc.
SECTION 2.06.  Contributions

ARTICLE III    CONDITIONS OF PURCHASES
SECTION 3.01.  Conditions Precedent to Initial Purchase from the Seller
SECTION 3.02.  Conditions Precedent to All Purchases

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
SECTION 4.01.  Representations and Warranties of the Seller

ARTICLE V      COVENANTS
SECTION 5.01.  Covenants of the Seller
SECTION 5.02.  Grant of Security Interest
SECTION 5.03.  Covenant of the Seller and the Purchaser

ARTICLE VI     ADMINISTRATION AND COLLECTION
SECTION 6.01.  Designation of Collection Agent
SECTION 6.02.  Duties of Collection Agent
SECTION 6.03.  Collection Agent Fee
SECTION 6.04.  Certain Rights of the Purchaser
SECTION 6.05.  Rights and Remedies
SECTION 6.06.  Transfer of Records to Purchaser

ARTICLE VII    EVENTS OF TERMINATION
SECTION 7.01.  Events of Termination

ARTICLE VIII   INDEMNIFICATION
SECTION 8.01.  Indemnities by the Seller

ARTICLE IX     MISCELLANEOUS
SECTION 9.01.  Amendments, Etc.
SECTION 9.02.  Notices, Etc.
SECTION 9.03.  No Waiver; Remedies
SECTION 9.04.  Binding Effect; Assignability
SECTION 9.05.  Costs, Expenses and Taxes
SECTION 9.06.  No Proceedings
SECTION 9.07.  Confidentiality
SECTION 9.08.  GOVERNING LAW
SECTION 9.09.  Third Party Beneficiary
SECTION 9.10.  Execution in Counterparts


PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of September 30, 1997

THE CONNECTICUT LIGHT AND POWER COMPANY, a Connecticut corporation (the "Seller"), and CL&P RECEIVABLES CORPORATION, a Connecticut corporation (the "Purchaser"), agree as follows:

PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in
Article I of this Agreement.

(2) The Seller has and will have Receivables that it wishes to sell to the Purchaser from time to time, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

(3) The Seller also wishes to contribute Receivables not sold to the capital of the Purchaser on the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim of any Person.

"Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person.

"Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be at all times equal to the higher of:

(a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.'s base rate; and

(b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

"Business Day" means any day on which banks are not authorized or required to close in New York City.

"Collection Agent" means at any time the Person then authorized pursuant to
Section 6.01 to service, administer and collect Transferred Receivables.

"Collection Agent Fee" has the meaning specified in Section 6.03.

"Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the Seller or any other Person as a Collection pursuant to Section 2.04.

"Contract" means the Tariffs and any agreement between the Seller and an Obligor; provided that such agreement does not vary the payment terms of such Obligor from those in the Tariffs or the Credit and Collection Policy.

"Contributed Receivable" has the meaning specified in Section 2.06.

"Credit and Collection Policy" means those credit and collection policies and practices of the Seller in effect on the date of this Agreement relating to the Receivables, as modified in compliance with Section 5.01(f).

"Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

"Defaulted Receivable" means a Receivable:

(i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original billing date for such payment and which does not relate to an Inactive Account;

(ii) as to which the Obligor thereof, or any other Person obligated thereon or owning any Related Security in respect thereof, has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

(iii) which, consistent with the Credit and Collection Policy, would be written off as uncollectible.

"Deferred Purchase Price" means the portion of the Purchase Price of Purchased Receivables purchased on any Purchase Date which is not paid in cash under Section 2.02, which portion, when added to the cumulative amount of all previous Deferred Purchase Prices (after giving effect to any payments made on account thereof) shall not exceed the lesser of (a) $100,000,000 and
(b) 15% of the Outstanding Balance of the Transferred Receivables.

"Designated Account" means an account in the name of, and owned by, the Purchaser or its designee, designated for the purpose of receiving collections of Transferred Receivables directly from Obligors.

"Discount" means, in respect of any Purchase, 1.65% of the Outstanding Balance of the Receivables that are the subject of such Purchase; provided, however, that the foregoing Discount may be revised by agreement of the parties hereto to reflect changes in collection experience and the Purchaser's cost of funds.

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"Event of Termination" has the meaning specified in Section 7.01.

"Facility" means the willingness of the Purchaser to consider making Purchases of Receivables from the Seller from time to time pursuant to the terms of this Agreement.

"Facility Termination Date" means the earliest of (i) July 11, 2001, (ii) the date of termination of the Facility pursuant to Section 7.01 and (iii) the date which either the Purchaser or the Seller designates by at least two Business Days' notice to the other party hereto.

"Inactive Account" means an account of an Obligor which has been sent a final bill.

"Incipient Event of Termination" means an event which would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

"Indemnified Amounts" has the meaning specified in Section 8.01.

"Invested Amount" means the sum of amounts paid by the Purchaser to the Seller for each Purchase of Receivables from the Seller pursuant to Section 2.02, reduced from time to time by Collections of such Receivables actually received by the Purchaser in excess of the applicable portion of the Discount representing yield (assumed to be 0.8% unless otherwise mutually agreed); provided, however, that such Invested Amount shall not be reduced by any Collections to the extent that at any time such Collections are rescinded or must otherwise be returned for any reason.

"Obligor" means a Person obligated to make payments pursuant to a Contract.

"Original Purchase Agreement" means the Receivables Purchase and Sale Agreement, dated as of July 11, 1996, among the Seller, Corporate Asset Funding Company, Inc., Citibank, N.A., and Citicorp North America, Inc., as agent.

"Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Public Disclosure Documents" means (i) the Seller's Annual Report on Form 10-K for the year ending December 31, 1996, (ii) the Seller's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997,
(iii) Northeast Utilities' reports on Form 8-K dated January 20, 1997, February 20, 1997, February 28, 1997, April 11, 1997, June 26, 1997, July 22,
1997 and August 19, 1997 and (iv) the Seller's Registration Statement No. 333-30911 on Form S-1, as amended.

"Purchase" means a purchase by the Purchaser of Receivables from the Seller pursuant to Article II.

"Purchase Date" means each day on which a Purchase is made pursuant to
Article II.

"Purchase Price" means with respect to a Purchase of Receivables the amount paid for such Receivables in cash or by Deferred Purchase Price and shall be equal to the Outstanding Balance of such Receivables minus the Discount for such Purchase of Receivables.

"Purchased Receivable" means any Receivable included in a Purchase pursuant to Section 2.02.

"Receivable" means the accounts, general intangibles and other indebtedness (billed and unbilled) of an Obligor arising from the retail sale of electricity and related services by the Seller in Connecticut to such Obligor pursuant to a Contract as booked to Accounts 142 (excluding amounts booked to Account 142.04) and 173 as defined under the Federal Energy Regulatory Commission Chart of Accounts as utilized by the Seller, but excluding any obligation of such Obligor to pay finance charges and other amounts in the case of late payment.

"Regulatory Authority" means each of the Connecticut Department of Public Utility Control, Federal Energy Regulatory Commission, and any successor commission thereto.

"Related Security" means with respect to any Receivable:

(i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(ii) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iii) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

"Sale Agreement" means that certain Receivables Purchase and Sale Agreement, dated as of the date hereof, among the Purchaser, as seller, the Conduit (as defined therein), as purchaser, Citibank, N.A., Citicorp North America, Inc., as agent, and the Seller, as collection agent and originator, as amended or restated from time to time.

"Seller Report" means a report, in form and substance satisfactory to the Purchaser, furnished by the Collection Agent to the Purchaser pursuant to
Section 6.02(b).

"Settlement Date" means the second Business Day after the end of each Settlement Period during the term of this Agreement; provided, however, that following the occurrence of an Event of Termination, Settlement Dates shall occur on such days as are selected from time to time by the Purchaser or its designee in a written notice to the Collection Agent.

"Settlement Period" means each period of time during the term of this Agreement selected by the Purchaser to coincide with the "Settlement Periods" under the Sale Agreement.

"Significant Subsidiary" means the Purchaser and any Subsidiary having total assets exceeding 10% of consolidated total assets of the Seller.

"Sold Receivable" has the meaning specified in Section 2.02(a).

"Subsidiary" means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or the Purchaser, as the case may be, or one or more Subsidiaries, or by the Seller or the Purchaser, as the case may be, and one or more Subsidiaries.

"Tariffs" means the tariffs described in Exhibit A, which have been approved by the governing Regulatory Authority, as hereafter amended or modified by the governing Regulatory Authority, pursuant to which the Seller provides electricity to the Obligors and the Obligors are obligated to pay for such electricity.

"Transferred Receivable" means a Purchased Receivable or a Contributed
Receivable.

"UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

ARTICLE II

AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

SECTION 2.01. Facility. On the terms and conditions hereinafter set forth and without recourse (except to the extent specifically provided herein), the Seller may at its option sell or contribute to the Purchaser all Receivables originated by it from time to time and the Purchaser may at its option purchase or accept as a capital contribution from the Seller all Receivables of the Seller from time to time during the period from the date hereof to the Facility Termination Date.

SECTION 2.02.  Making Purchases.

(a) Initial Purchase. The Seller shall give the Purchaser at least one Business Day's notice of its request for the initial Purchase hereunder, and such request for the initial Purchase shall specify the date of such Purchase (which shall be a Business Day)and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Seller whether it has determined to make such Purchase. On the date of such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in
Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c); provided, however, that because interests in all Receivables in existence on the date of the initial Purchase (and all Related Security with respect to such Receivables) (collectively, the "Sold Receivables") have heretofore been sold by the Seller to the Agent pursuant to the Original Purchase Agreement and the Purchaser is assuming the Seller's rights and obligations with respect to the Sold Receivables pursuant to the Sale Agreement, the purchase price payable for the initial Purchase of Receivables hereunder shall be reduced by the aggregate purchase price received by the Seller with respect to the Sold Receivables under the Original Purchase Agreement.

(b) Subsequent Purchases. On each Business Day following the date of the initial Purchase, unless either party shall notify the other party to the contrary, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller all Receivables originated by the Seller which have not previously been sold or contributed to the Purchaser; provided, however, that the Seller may, at its option on any Purchase Date, contribute all or any of such Receivables to the Purchaser pursuant to Section 2.06, instead of selling such Receivables to the Purchaser pursuant to this Section 2.02(b). On the date of each such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).

(c) Payment of Purchase Price. The Purchase Price for each Purchase shall be paid on the Purchase Date therefor by means of one or both of the following: (a) a deposit in same day funds to the Seller's account designated by the Seller or (b) an increase in the Deferred Purchase Price (subject at all times to the limitations contained in the definition thereof). The allocation of the Purchase Price between such methods of payment shall be subject in each instance to the approval of the Purchaser and the Seller.

(d) Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to each Purchase and any contribution of Receivables, the Purchaser shall own all Receivables originated by the Seller as of such date (including Receivables which have been previously sold or contributed to the Purchaser hereunder). The Purchase or contribution of any Receivable shall include all Related Security with respect to such Receivable.

(e) Assignment and Assumption of Interests Under the Original Purchase Agreement. The Seller hereby transfers and assigns to the Purchaser as a capital contribution, and the Purchaser hereby assumes, in each case as of the date of the initial Purchase hereunder, all of the Seller's remaining rights and obligations with respect to all Sold Receivables, and the Purchaser hereby agrees that all such rights and obligations shall be governed by the terms of the Sale Agreement.

SECTION 2.03. Collections. (a) The Collection Agent shall, on each Settlement Date, deposit into an account of the Purchaser or the Purchaser's designee all Collections of Transferred Receivables then held by the Collection Agent.

(b) In the event that the Seller believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser or the Purchaser's designee, the Seller shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted to the Seller, all Collections so deposited which are identified, to the Purchaser's satisfaction, not to be Collections of Transferred Receivables.

(c) At any time when all amounts then due from the Purchaser under the Sale Agreement have been paid in full and all amounts required to be set aside by the Purchaser or the Collection Agent under the Sale Agreement have been so set aside, all Collections of Transferred Receivables received by the Purchaser shall be applied first to the reduction of the principal amount of any Deferred Purchase Price before any such amount is applied to the purchase of additional Receivables.

SECTION 2.04. Settlement Procedures. (a) If on any day the Outstanding Balance of any Transferred Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any cash discount or other adjustment made by the Seller, or any set-off or dispute in respect of any claim by the Obligor thereof against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction but excluding adjustments, reductions or cancellations in respect of such Obligor's bankruptcy), the Seller shall be deemed to have received on such day a Collection of such Transferred Receivable in the amount of such reduction or adjustment. If the Seller is not the Collection Agent, the Seller shall pay to the Collection Agent on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection.

(b) Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties made by the Seller in Section 4.01(j) with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. The Seller shall, upon not less than two Business Days' notice from the Purchaser or its assignee or designee, repurchase such Transferred Receivable on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. If the Seller is not the Collection Agent, the Seller shall pay to the Collection Agent on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

(c) Except as stated in subsection (a) or (b) of this Section 2.04 or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

SECTION 2.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Purchaser's account at Fleet National Bank, Hartford, Connecticut, ABA # 011500010, Account # 9370212183, or to such other account as the Purchaser may designate in writing to the Seller from time to time.

(b) The Seller shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by the Seller (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to the Alternate Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

(c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 2.06. Contributions. The Seller may from time to time at its option, by notice to the Purchaser, contribute Receivables to the Purchaser as a capital contribution. On the date of each such contribution and after giving effect thereto, the Purchaser shall own the Receivables so contributed (collectively, the "Contributed Receivables") and all Related Security with respect thereto. The foregoing notwithstanding, on the date of the initial Purchase hereunder the Seller agrees to contribute to the Purchaser all Receivables which are not included in such initial Purchase as provided in
Section 2.02(e).

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01. Conditions Precedent to Initial Purchase from the Seller. The initial Purchase of Receivables from the Seller hereunder is subject to the conditions precedent that the Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

(a) Certified copies of the resolutions of the Board of Directors of the Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

(c) Acknowledgment copies of proper financing statements or time stamped receipt copies, duly filed on or before the date of the initial Purchase or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Transferred Receivables and Related Security and Collections with respect thereto.

(d) Acknowledgment copies or time stamped receipt copies of proper instruments, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by the Seller.

(e) Completed requests for information, dated on or before the date of such initial Purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller as debtor, together with copies of such other financing statements (none of which, other than the financing statements filed pursuant to subsection (c), shall cover any Transferred Receivables, Contracts or Related Security).

SECTION 3.02. Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) shall be subject to the further conditions precedent that:

(a) on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, a completed Seller Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;

(b) the Seller shall have marked its master data processing records and all other relevant records evidencing all Transferred Receivables and all other relevant records evidencing the Transferred Receivables which are the subject of such Purchase with a legend, acceptable to the Purchaser, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold or contributed in accordance with this Agreement;

(c) on the date of such Purchase the following statements shall be true (and the Seller, by accepting the amount of such Purchase, shall be deemed to have certified that):

(i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Purchase as though made on and as of such date,

(ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Termination or would constitute an Incipient Event of Termination and

(iii) the Purchaser shall not have delivered to the Seller a notice fixing the Facility Termination Date on or prior to the date of such Purchase; and

(d) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

(a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Connecticut, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Purchaser hereunder, (ii) the collectibility of the Transferred Receivables or (iii) the ability of the Seller or the Collection Agent to perform its respective obligations hereunder.

(b) The execution, delivery and performance by the Seller of this Agreement and the other documents to be delivered by it hereunder, including the Seller's sale and contribution of Receivables hereunder and the Seller's use of the proceeds of Purchases, (i) are within the Seller's corporate powers,
(ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) the Seller's charter or by-laws, (B) any law, rule or regulation applicable to the Seller, (C) any contractual restriction binding on or affecting the Seller or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of the Seller's interest in the Transferred Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document to be delivered hereunder except for such as have been accomplished and except for the filing of the UCC Financing Statements referred to in Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect.

(d) This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(e) Each sale and contribution made pursuant to this Agreement will constitute a valid sale, transfer, and assignment in fee simple of the Transferred Receivables to the Purchaser, enforceable against creditors of, and purchasers from, the Seller. The Seller shall have no remaining property interest in any Transferred Receivable.

(f) The balance sheets of the Seller and its subsidiaries as at December 31, 1996, and the related statements of income and retained earnings of the Seller and its subsidiaries for the fiscal year then ended (the "Financial Statements"), copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

(g) Except as disclosed in the Financial Statements and the Public Disclosure Documents, there is no pending or threatened action, suit or proceeding against or affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller or any of its subsidiaries or the ability of the Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

(h) No proceeds of any Purchase will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(j) Each Transferred Receivable, together with the Related Security, is a bona fide obligation of the Obligor purported to be liable thereon and is owned (prior to its sale or contribution hereunder) by the Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a Purchase or acquires by contribution any Transferred Receivable, it shall acquire valid and perfected first priority ownership of each Transferred Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser.

(k) Each Seller Report prepared by the Seller (or, if not prepared by the Seller, to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(l) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

(m) The Seller is not known by and does not use any tradename or doing-business-as name in the origination or collection of any of the Receivables.

(n) With respect to any program used by the Seller in the servicing of the Receivables, no sublicensing agreement is necessary in connection with the designation of a new Collection Agent pursuant to Section 6.01 so that such new Collection Agent shall have the benefit of such programs (it being understood, however, that the Collection Agent, if other than the Seller, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Seller).

(o) The transfers of Transferred Receivables by the Seller to the Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Seller.

ARTICLE V

COVENANTS

SECTION 5.01. Covenants of the Seller. From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables, the Seller will:

(a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

(b) Offices, Records and Books of Account. (i) Keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables and all Contracts related thereto (and all original documents relating thereto), at the address of the Seller set forth under its name on the signature page to this Agreement or (x) in the case of such records and Contracts, at the Seller's offices in Wethersfield, Connecticut or (y) upon 30 days' prior written notice to the Purchaser, at any other locations in jurisdictions where all actions required by Section 5.01(i) shall have been taken and completed; (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable); and (iii) make a notation in its books and records, including its computer files, indicating that the Transferred Receivables have been sold or contributed to the Purchaser hereunder.

(c) Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

(d) Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

(e) Extension or Amendment of Transferred Receivables. Except as provided in Section 6.02(c), not extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(f) Change in Business or Credit and Collection Policy. Not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

(g) Audits. From time to time during regular business hours as reasonably requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller responsible for such matters; provided, that the Purchaser and its assignees shall be required to maintain the confidentiality of any such examinations, records and discussions.

(h) Collections. (i) At the request of the Purchaser, made at any time after the occurrence of an Event of Termination or Incipient Event of Termination, immediately deposit or cause to be deposited all Collections to a Designated Account; and (ii) use reasonable commercial efforts to not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Designated Account cash or cash proceeds other than Collections of Transferred Receivables.

(i) Further Assurances. (i) From time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement, including, without limitation, upon the request of the Purchaser or its assignee, (A) executing and filing such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables; and (B) subject to the last sentence of Section 5.01(g), delivering to the Purchaser copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment). In connection with the foregoing, the Seller hereby authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. The Purchaser or assignees making any such filing shall provide a copy thereof to the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(ii) Perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been sold or transferred.

(j)  Reporting Requirements.  Provide to the Purchaser the following:

     (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller a copy of the Seller's Quarterly Report on Form 10-Q for such quarter;

     (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller a copy of the Seller's Annual Report on Form 10-K, for such fiscal year;

     (iii) upon request by the Purchaser, copies of all reports which the Seller sends to any holders of its publicly held securities and copies of all reports and registration statements which the Seller files with the Securities and Exchange Commission or any national securities exchange;

     (iv) promptly after the filing or receipt thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Seller or any Significant Subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any Significant Subsidiary receives from any of the foregoing in each case in respect of the assessment of withdrawal liability or event or condition which could, in the aggregate, result in the imposition of liability on the Seller in excess of $10,000,000;

     (v) as soon as possible and in any event within five days after an officer of the Seller obtains knowledge of the occurrence of an Event of Termination or an Incipient Event of Termination, the statement of the chief financial officer or chief accounting officer or the treasurer or an assistant treasurer of the Seller setting forth the details of such Event of Termination or Incipient Event of Termination and the action that the Seller proposes to take with respect thereto;

     (vi) upon the request of the Purchaser, a list of the Receivables which the Purchaser has purchased hereunder;

     (vii) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or Related Security or the conditions or operations, financial or otherwise, of the Seller or any significant Subsidiary as the Purchaser may from time to time reasonably request in order to protect the Purchaser's interests under or contemplated by this Agreement;

     (viii) on or prior to the 18th day of each month, such Seller Reports and other reports, information, documents, books or records as the Purchaser may reasonably request;

     (ix) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or chief accounting officer or the treasurer or an assistant treasurer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

     (x) at least ten Business Days prior to any change in the Seller's name, a notice setting forth the new name and the effective date thereof; and

     (xi) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Seller as the Purchaser may from time to time reasonably request.

(k) Separate Conduct of Business. (i) Maintain separate corporate records and books of account from those of the Purchaser; (ii) except as otherwise contemplated hereby, ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iii) have stationery and other business forms and a telephone number separate from those of the Purchaser; (iv) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (v) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the Sale Agreement; (vi) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (vii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles, (B) that the Seller has acquired the Receivables from the Purchaser and (C) that the Seller is a separate corporate entity with creditors who have purchased or otherwise received ownership and security interests in the Seller's assets.

SECTION 5.02. Grant of Security Interest. To secure all obligations of the Seller arising in connection with this Agreement, and each other agreement entered into in connection with this Agreement, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, Indemnified Amounts, payments on account of Collections received or deemed to be received, and any other amounts due the Purchaser hereunder, the Seller hereby assigns and grants to Purchaser, a security interest in all of the Seller's right, title and interest now or hereafter existing in, to and under all Receivables which do not constitute Transferred Receivables, the Related Security and all Collections with regard thereto.

SECTION 5.03. Covenant of the Seller and the Purchaser. The Seller and the Purchaser have structured this Agreement with the intention that each Purchase or contribution of Receivables hereunder be treated as a sale or contribution of such Receivables by the Seller to the Purchaser for all purposes. The Seller and the Purchaser shall record each Purchase or contribution as a sale, purchase or contribution, as the case may be, on its books and records, and reflect each Purchase and contribution in its financial statements as a sale, purchase or contribution, as the case may be.

In the event that, contrary to the mutual intent of the Seller and the Purchaser, any Purchase of Receivables hereunder is not characterized as a sale or contribution, the Seller shall, effective as of the date hereof, be deemed to have granted (and the Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Transferred Receivables and the proceeds thereof to secure the repayment of all amounts advanced to the Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

ARTICLE VI

ADMINISTRATION AND COLLECTION

SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the "Collection Agent") so designated hereunder from time to time. Until the Purchaser or its assignee gives notice to the Seller of the designation of a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Seller agrees that such notice may be given at any time in the Purchaser's or assignee's discretion after the occurrence of an Event of Termination or Incipient Event of Termination. Upon the Seller's receipt of such notice, the Seller agrees that it will terminate its activities as Collection Agent hereunder in a manner which the Purchaser (or its designee) believes will facilitate the transition of the performance of such activities to the new Collection Agent, and the Seller shall use its best efforts to assist the Purchaser (or its designee) to take over the servicing, administration and collection of the Transferred Receivables, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Transferred Receivables maintained in its capacity as Collection Agent and access to all employees and officers of the Seller responsible with respect thereto. The Purchaser at any time after giving such notice may designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may subcontract with Northeast Utilities Service Company and may, with the prior consent of the Purchaser, subcontract with any other Person for the servicing, administration or collection of Transferred Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Purchaser hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Transferred Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Transferred Receivables and shall act in the best interests of the Purchaser and its assignees.

(b) On or before the 18th day of each month, the Collection Agent shall prepare and forward to the Purchaser a Seller Report, relating to all then outstanding Transferred Receivables, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Collection Agent on the last day of the immediately preceding month.

(c) The Collection Agent may not extend, amend or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, or commence or settle any legal action to enforce collection of any Transferred Receivable, except in conformance with the Credit and Collection Policy.

(d) The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

(e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Transferred Receivables, less, in the event the Seller is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of the Collection Agent of servicing, collecting and administering the Receivables to the extent not covered by the Collection Agent Fee received by it.

(f) The Collection Agent also shall perform the other obligations of the "Collection Agent" set forth in this Agreement with respect to the Transferred Receivables.

SECTION 6.03. Collection Agent Fee. The Purchaser shall pay to the Collection Agent a periodic collection fee (the "Collection Agent Fee") in an amount equal to the greater of (i) 1/4 of 1% per annum on the average daily outstanding Invested Amount with respect to the Purchased Receivables, or
(ii) 110% of the reasonable costs and expenses of the Collection Agent attributable to collecting the Invested Amount with respect to the Purchased Receivables. Such fee shall be payable in arrears on each Settlement Date, commencing November 21, 1997, for the period from the preceding Settlement Date to such Settlement Date; provided, however, that so long as the Seller is the Collection Agent, such fee may be paid on the last day of the month in which such Settlement Date occurs.

SECTION 6.04. Certain Rights of the Purchaser. (a) The Purchaser may, at any time after the occurrence of an Event of Termination or Incipient Event of Termination, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee or directly to the Designated Account.

(b) The Seller shall, at any time upon the Purchaser's request and at the Seller's expense after the occurrence of an Event of Termination or Incipient Event of Termination, give notice of such ownership to each Obligor of Transferred Receivables and direct that payments of all amounts payable under such Transferred Receivables be made directly to the Purchaser or its designee or directly to the Designated Account.

(c) At the Purchaser's request after the occurrence of an Event of Termination or Incipient Event of Termination, and at the Seller's expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and make the same available to the Purchaser at a place selected by the Purchaser or its designee and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time, subject to the last sentence of Section 5.01(g).

(d) The Seller authorizes the Purchaser, after the occurrence of an Event of Termination or Incipient Event of Termination, to take any and all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security and related Contracts.

SECTION 6.05. Rights and Remedies. (a) If the Seller or the Collection Agent fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such obligation, and, if the Seller (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be payable by the Seller as provided in Section 8.01 or Section 9.04 as applicable.

(b) The Seller shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Seller had not sold or contributed Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to the Transferred Receivables. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Seller thereunder.

(c) The Seller shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

(d) The Seller hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by Purchaser (whether or not from the Seller) in connection with any Transferred Receivable.

SECTION 6.06. Transfer of Records to Purchaser. Each Purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right, title to and interest in the records relating to such Receivables and shall include the right to use the Seller's computer software system to access and create such records. Such right shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

The Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license, sublicense or otherwise) to the use of the Seller's computer software system to access and create such records.

In recognition of the Seller's need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to the Seller the right to access such records in connection with any activity arising in the ordinary course of the Seller's business or in performance of its duties as Collection Agent, provided that (i) the Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to such records during such period and (ii) the Seller consents to the assignment and delivery of the records (including any information contained therein relating to the Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

(a) The Collection Agent (if the Seller or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

(b) The Seller shall fail (i) to transfer to the Purchaser when requested any rights pursuant to this Agreement which the Seller then has as Collection Agent, or (ii) to make any payment required under Section 2.04(a) or 2.04(b); or

(c) Any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any Seller Report or any other information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

(d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller by the Purchaser; or

(e) The Seller shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) Any Purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim; or

(g) The Seller or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

(h)  An Event of Termination shall have occurred under the Sale Agreement; or

(i) There shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to collect Transferred Receivables or otherwise perform its obligations under this Agreement;

then, and in any such event, the Purchaser may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the Seller as the Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, the Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Purchaser (or its assigns or designees) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an "Indemnified Party") from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Indemnified Party arising out of or as a result of:

     (i) the characterization in any Seller Report or other statement made by the Seller of any Receivable as an Eligible Receivable (as defined in the Sale Agreement) which is not an Eligible Receivable as of the date of such Seller Report or statement;

     (ii) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made;

     (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Transferred Receivable, Related Security or the related Contract; or the nonconformity of any Transferred Receivable, Related Security or the related Contract with any such applicable law, rule or regulation;

     (iv) the failure to vest in the Purchaser absolute ownership of the Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

     (v) the failure of the Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any Purchase or contribution or at any subsequent time;

     (vi) any dispute, claim, offset or defense of any Obligor (other than discharge in bankruptcy of such Obligor) to the payment of any Receivable that is, or that purports to be, the subject of a Purchase or contribution under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller acting as Collection Agent) except to the extent that such dispute, claim, offset or defense results solely from actions or failures to act of the Purchaser or its assigns;

     (vii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable;

     (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Contract;

     (ix) the commingling of Collections of Transferred Receivables by the Seller or a designee of the Seller, as Collection Agent or otherwise, at any time with other funds of the Seller or an Affiliate of the Seller;

     (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Transferred Receivables, the Related Security, or Collections with respect thereto or in respect of any Transferred Receivable, Related Security or Contract, except to the extent any such investigation, litigation or proceeding relates to a possible matter involving an Indemnified Party for which neither the Seller nor any of its Affiliates is at fault;

     (xi) any failure of the Seller to comply with its covenants contained in
Section 5.01;

     (xii) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Seller hereunder; or

     (xiii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Transferred Receivable.

It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables and
(ii) that nothing in this Section 8.01 shall require the Seller to indemnify any Person (A) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall in any event be effective unless the same shall be in writing signed by the Purchaser and, in the case of any amendment, also signed by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 9.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 9.03. No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

(b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the provisions of Article VIII and Sections 9.05,
9.06 and 9.07 shall be continuing and shall survive any termination of this Agreement.

SECTION 9.05. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Seller agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Receivables.

(b) In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Seller agrees to save each Indemnified Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 9.06. No Proceedings. The Seller hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in
Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

SECTION 9.07. Confidentiality. Unless otherwise required by applicable law, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, and (ii) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential.

SECTION 9.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 9.09. Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Seller hereby consents to any such assignments. All such assignees, including parties to the Sale Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:
THE CONNECTICUT LIGHT AND
POWER COMPANY
By s/s David R. McHale
Name:   David R. McHale
Title:  Assistant Treasurer
107 Selden Street
Berlin, Connecticut 06037
Attention: Assistant Treasurer
Facsimile No.: 860-665-5457


PURCHASER:
CL&P RECEIVABLES CORPORATION
By: s/s Robert C. Aronson
Name:   Robert C. Aronson
Title:  Assistant Treasurer
107 Selden Street
Berlin, Connecticut 06037
Attention:     Assistant Treasurer
Facsimile No.: (860) 665-5457

EXHIBIT A

TARIFFS


1. The retail rates charged by the Seller to Obligors, as approved from time to time by the Connecticut Department of Public Utility Control.

2. The Connecticut Light and Power Company Rules and Regulations, effective July 1, 1993, applicable to its retail rate accounts as approved by the Connecticut Department of Public Utility Control.